UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTURYLINK, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Explanatory Note: Commencing May 12, 2014, CenturyLink, Inc. plans to distribute the attached presentation materials in connection with outreach meetings to be held with certain of its principal shareholders.

CenturyLink Overview May 12, 2014

Forward-Looking Statements / Non-GAAP Financial Measures
Certain non-historical statements made in this presentation and future oral or written statements or press releases by us or our management are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations only, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us if one or more of these risks or uncertainties materialize, or if our underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change, including product displacement; the effects of ongoing changes in the regulation of the communications industry, including the outcome of regulatory or judicial proceedings relating to intercarrier compensation, access charges, universal service, broadband deployment, data protection and net neutrality; our ability to effectively adjust to changes in the communications industry, and changes in our markets, product mix and network caused by our recent acquisitions; our ability to successfully integrate recently-acquired operations into our incumbent operations, including the possibility that the anticipated benefits from our recent acquisitions cannot be fully realized in a timely manner or at all; our ability to effectively manage our expansion opportunities, including retaining and hiring key personnel; possible changes in the demand for, or pricing of, our products and services, including our ability to effectively respond to increased demand for high-speed broadband service; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; the adverse impact on our business and network from possible equipment failures, security breaches or similar attacks on our network; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; our ability to use net operating loss carryovers of Qwest in projected amounts; our continued access to credit markets on favorable terms;
our ability to collect our receivables from financially troubled communications companies; our ability to maintain favorable relations with our key business partners, suppliers, vendors, landlords and financial institutions; any adverse developments in legal or regulatory proceedings involving us;
changes in our operating plans, corporate strategies, dividend payment plans or other capital allocation plans, including those caused by changes in our cash requirements, capital expenditure needs, debt obligations, pension funding requirements, cash flows, or financial position, or other similar changes; the effects of adverse weather; other risks referenced from time to time in our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax laws, in accounting policies or practices, in operating, medical, pension or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to our business and our recent acquisitions are described in greater detail in Item 1A of our Form 10-K for the year ended December 31, 2013, as updated and supplemented by our subsequent SEC reports. You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which are inherently speculative and speak only as of the date made. We undertake no obligation to update any of our forward-looking statements for any reason.
Non-GAAP Financial Measures
This presentation includes certain non-GAAP financial measures. These measures are provided and valid only as of the date of this presentation and should not be relied upon beyond that date. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are available on our website at www.centurylink.com.

Participants
Stacey Goff
Executive Vice President, General Counsel & Secretary
Stewart Ewing
Executive Vice President, Chief Financial Officer & Assistant Secretary
Scott Trezise
Executive Vice President, Human Resources

CenturyLink
Operating revenues of $18.1B and adjusted
free cash flow of $3.1B in FY 2013
Enterprise Value of approximately $40B
(1)
Customers range from Fortune 500
companies to families in rural America
240,000 route mile national fiber network with
55 global data centers
Committed to being the broadband leader in
our markets
A global leader in managed hosting and
cloud services

(1)  As of December 31, 2013
•
•
•
•
•
•

Acquired Embarq
July 2009
Acquired Qwest
April 2011
Acquired Savvis
July 2011
2008 2009 2010 2011 2012 2013
Employees
6,500 20,200 20,300 49,200 47,000 46,600
Reported
Revenue
$2.6 billion $5.0 billion $7.0 billion $15.4 billion $18.4 billion $18.1 billion
Evolution Over Recent Years
Acquired Ciber ITO
October 2012
Acquired Tier 3
November 2013
Acquired AppFog
June 2013

2013 Accomplishments

Improved core revenue trend
Generated solid strategic revenue growth
of nearly $400 million, a 4.7% increase
from 2012
Achieved solid subscriber growth – added
approximately 140,000 high-speed
Internet customers and 69,000 Prism™
TV customers
-2.3%
-1.3%
Core Revenue
Increased 20 Mbps and 40 Mbps broadband speed enablement by
approximately 25% year-over-year; Added over 1,000 fiber-fed buildings into our multi-tenant unit program
Repurchased 46 million shares for $1.57 billion during 2013
(1) Core revenue defined as Strategic revenue plus Legacy revenue (excludes Data Integration and Other revenue);
pro forma 2011 figures reflect the effects of mergers then pending.
Pro forma 2011 2012 2013
(1)

Strong 1Q14 Results
Total operating revenues, operating
cash flow and Adjusted Diluted EPS
exceeded expectations
Total operating revenues of $4.54 billion
grew Y/Y $25 million, or 0.6%
•
Compares to Y/Y declines of 2.1%
in 1Q13 and 2.7% in 1Q12
Core revenue near top-end of guidance
Core revenues of $4.11 billion was
nearly flat from 1Q13
•
Compares to Y/Y declines of 2% in
1Q13 and 3% in 1Q12
1Q12 1Q13 1Q14
1Q12 1Q13 1Q14
Total Revenue
Y/Y change
Core Revenue
Y/Y change
(1) Core revenue defined as Strategic revenue plus Legacy revenue (excludes Data Integration and Other revenue)
(3.0%)
(2.0%)
(0.1%)
(2.7%)
(2.1%)
0.6%
1

Strategic Priorities
Business Network Solutions
Expand MPLS, Ethernet, Wavelength and VoIP offerings
Extend FTTT footprint for wireless data backhaul
Hosting, Cloud and IT Services
Expand and enhance cloud and hosting services platform
Increase participation rate of direct sales and expand partner sales channel
Offer complete portfolio of IT and cloud enablement services
Consumer Broadband and Video
Deploy fiber deeper into network to drive higher speeds
Expand Prism TV footprint and penetration
Operating Efficiency
Simplify and rationalize network infrastructure
Automate and improve processes
Continue to integrate and simplify systems

Governance Profile

• Split our Chairman and CEO roles; Chairman is an independent, non-executive director
• Amended our articles of incorporation to eliminate ten-vote shares
• Amended our corporate governance guidelines to strengthen the Board’s ability to “clawback” executive compensation
• Implemented majority voting standard in uncontested director elections
• Eliminated the use of tax “gross-up” benefits in our executives’ change of control agreements and split-dollar insurance policies
• Implemented stock ownership guidelines for our executive officers, requiring the CEO to hold 5x base salary and all other executive officers 3x base salary
• Amended our insider trading policy to prohibit director and employees from hedging CenturyLink securities
2009
2010
2011
2012
2014
2013
• Amended our bylaws to provide for proxy access, subject to shareholder ratification at the 2014 annual meeting
• Amended our corporate governance guidelines to provide that the Nominating and Corporate Governance Committee will review each director’s continuation on the Board annually, rather than at least once every three years
• Amended our articles of incorporation to declassify our Board of Directors, and will have achieved full declassification as of the
2014 annual shareholders’ meeting
• Amended our insider trading policy to prohibit our senior officers and directors from holding our securities in a margin account or otherwise pledging our securities as collateral
• Eliminated the use of tax “gross-up” benefits in our outside directors’ executive physical program
• Held first non-binding advisory “say on pay” vote, and have continued to hold such votes on an annual basis
• Implemented stock ownership guidelines for our outside directors, requiring all outside directors to hold 5x annual cash retainer
• Increased the CEO’s holding requirement under our stock ownership guidelines to 6x base salary
• Amended change of control agreements to reduce available benefits and to eliminate “modified single trigger” provisions
Over the last several years, CenturyLink has taken steps to enhance its corporate governance profile by further aligning our practices with shareholder interests.

Pay Practices

Favorable “say on pay” vote of over 94% in May 2013
Shareholders agree that we have favorable pay practices…
What We Do…
• Performance-based compensation weighted
heavily towards long-term equity awards
• Stock ownership guidelines
• Avoid encouraging excessively risky behavior
• Conduct annual “say-on-pay” votes
• Compensation “clawback” policy
• Review peer group annually
• Benchmark against 50th percentile peer
compensation levels
• Independent and intensive performance
reviews of our senior officers
• If our total shareholder return is negative,
then the maximum number of  performance
shares to vest is limited to the target amount
• Shareholders must approve any future
severance agreements valued at more than
2.99 times the executive’s target cash
compensation
• Compensation forfeiture covenants broader
than those mandated by law
What We Don’t Do…
• Enter into employment agreements with our
incumbent executives
• Maintain a supplemental executive retirement
plan
• Permit our directors or employees to hedge
our stock, or our directors or senior officers to
pledge our stock
• Pay dividends on our executives’ unvested
restricted stock
• Permit the Compensation Committee’s current
consultant to provide services to CenturyLink
• Pay, provide or permit :
(i) excessive perquisites
(ii) excise tax “gross-up” payments
(iii) single-trigger change of control equity
acceleration benefits, or
(iv) other comparable disfavored
compensation practices.

Pay for Performance

2013
2014
Linkage to pay for performance…
Annual review of short- and long-term incentive programs in order to maintain a continued focus on pay for performance
Annual Incentive Bonus
• 50% operating cash flow
• 30% strategic revenues
• 20% strategic objectives
Annual Incentive Bonus
• 50% operating cash flow
• 50% core revenues
Long-Term Equity Incentive
• 50% performance-based and 50%
time-based restricted stock
• Change TSR from S&P 500 index
to custom peer group
• Addition of 3-year revenue goal
Long-Term Equity Incentive
• Increased weighting of performance-
based restricted stock from 50% to
60%
• Maintained custom peer group
• Maintained 3-year revenue goal

Rapid growth through acquisitions

Below market competitive levels (i.e. pay gaps)

Compensation Committee took the following actions

CEO Pay Levels
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
Pre August 2012
Post 2012 & 2013 Increases
LTI
STI
Base Salary
Market 25th*
Market Median*
Market 75th*

CEO Pay at Risk
100%
80%
60%
40%
20%
0%
53%
60%
2013
2014

CenturyLink

CEO Pay Levels

CEO paid below market-competitive pay levels…
Pay actions taken to address CEO pay gaps increased at risk pay to 60% and heavily weighted to long-term incentives
* based on August 2012 data
August 2012
• Increased CEO base salary to
$1.1M
May 2013
• Increased CEO annual incentive
bonus  target from 125% to 150%
• Increased CEO LTI award value
from $4.4M to $6.6M
February 2014
• Increased CEO LTI award value
from $6.6M to $7.5M

Q & A

Additional Disclosure
This information is being provided to certain shareholders in addition to our proxy statement dated April 14, 2014 in connection with the solicitation of proxies from CenturyLink shareholders.  Please read our proxy statement and accompanying materials in their entirety as they contain important information.
Our proxy materials, and any other documents filed by us with the Securities and Exchange Commission (the “SEC”), may be obtained free of charge at the
SEC web site at www.sec.gov and from our website at www.centurylink.com.
CenturyLink and its directors and officers may be deemed to be participants in the solicitation of proxies from our shareholders in connection with the upcoming annual meeting of shareholders.  Information about our directors and executive officers and their ownership of CenturyLink stock is set forth in the proxy statement for our 2014 annual meeting of shareholders.